                                                                EXHIBIT 99(a)(3)


                        [LETTERHEAD OF PUBLIC STORAGE]




                                                           June 22, 1998

Re:  Tender Offer for Units of
     Public Storage Properties, Ltd.

Dear Unitholder:

     As a Unitholder of Public Storage Properties, Ltd. (the "Partnership"), Public Storage, Inc. (the "Company") and B. Wayne Hughes ("Hughes") mailed to you on June 22, 1998 an Offer to Purchase dated June 22, 1998 wherein the Company and Hughes are offering to purchase for cash limited partnership units of the Partnership.

     Your telephone number is not part of our records. We would like to answer any questions you may have regarding the Offer to Purchase and could do so if you would either:

          1. Provide us with your telephone number and a convenient time to contact you by filling in and returning the enclosed card to the Company in the enclosed postage-paid envelope, or

          2. Call [contact name] at Christopher Weil & Company, Inc., the company retained by the Company and Hughes to assist limited partners in understanding the Offer to Purchase, at [telephone number].

     Thank you for your prompt attention to this matter.

                                                Very truly yours,


                                                PUBLIC STORAGE, INC.






                                               By: /s/ Harvey Lenkin
                                                  ------------------------------
                                                  Harvey Lenkin
                                                  President

Enclosures

          Tender Offer for Units of Public Storage Properties, Ltd.

Please return to:  Public Storage, Inc.
                   P.O. Box 25039
                   Glendale, CA 91221-9985


--------------------------------------------------      ---------------------------------------
Name and address of registered holder                     Telephone number



                                                        ---------------------------------------
                                                          Convenient time to contact


--------------------------------------------------      ---------------------------------------

                        [LETTERHEAD OF PUBLIC STORAGE]


Enclosed is an Offer to Purchase for cash limited partnership units of Public Storage Properties, Ltd. by Public Storage, Inc. and B. Wayne Hughes dated June 22, 1998. If you are a beneficial owner of units in Public Storage Properties, Ltd. and would like to participate in the Offer to Purchase, please contact the registered holder of the units.



June 22, 1998